Exhibit 16.1

2001 North Main Street, Suite 360, Walnut Creek, CA 94596

Phone (925) 296-1040      Fax (925) 296-1099      Email bpm@bpmcpa.com      Web bpmcpa.com

bpmcpa.com

October 20, 2021

Securities and Exchange Commission

100 F Street, NW

Washington, D.C. 20549

Re:       GrowLife, Inc.

We have read the statements included under Item 4.01 of Form 8-K to be filed by GrowLife, Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm. We are not in a position to agree or disagree with other statements contained therein.

Very truly yours,

/s/ BPM LLP

BPM LLP

Walnut Creek, California